PMB + CO.
Pohl, McNabola, Berg + Company, LLP
www.pmbcas.com

February 9, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read the statements made by Warning Management Services, Inc., which will be filed with the Commission pursuant to Item 4 of Form 8-K, as part of the Company’s amended Form 8-K report to be filed on February 9, 2007. We agree with such statements made insofar as they relate to our Firm.

Very truly yours,

/s/ Pohl, McNabola, Berg & Co., LLP
Pohl, McNabola, Berg & Co., LLP